                                                                    Exhibit 12.1

                       21st CENTURY TELECOM GROUP, INC.
          COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES

                                  (Unaudited)


                                                                                                     Year Ended
                                                                                                      March 31,
                                                                                 -------------------------------------------------
                                                                                          1995          1996           1997
                                                                                --------------------------------------------------
1.    EARNINGS

      a)    Loss before interest expense and income taxes                               (663,886)     (811,921)     (2,379,449)

      b)    Portion of rental expense representative of the interest factor (1)           (8,855)      (11,422)        (18,384)
                                                                                 --------------------------------------------------

      Total of 1(a) and 1(b)                                                            (655,031)     (800,499)     (2,361,065)

2.    COMBINED FIXED CHARGES

      a)    Total interest expense                                                       115,428       214,688         437,843

      b)    Portion of rental expense representative of the interest factor (1)            8,855        11,422          18,384

      c)    Dividends on Class A Convertible 8% Cumulative preferred stock                     -             -         280,795
                                                                                 --------------------------------------------------

      Total 2(a) through 2(c)                                                            124,283       226,110         737,022
                                                                                 --------------------------------------------------

3.    RATIO OF EARNINGS TO COMBINED FIXED CHARGES                                          (5.27)        (3.54)          (3.20)
                                                                                 ==================================================

4.    DEFICIENCY RELATED TO LESS THAN ONE-TO-ONE COVERAGE                                779,314     1,026,609       3,098,087
                                                                                 ==================================================


                                                                                        Nine Months Ended
                                                                                           December 31,          Inception-to-Date
                                                                                 ------------------------------  Oct. 29, 1992 to
                                                                                      1996            1997       December 31, 1997
                                                                                 --------------------------------------------------
1.    EARNINGS

      a)    Loss before interest expense and income taxes                         (1,735,884)       (7,725,635)       (11,963,470)

      b)    Portion of rental expense representative of the interest factor (1)      (15,032)         (148,025)          (199,480)
                                                                                 --------------------------------------------------

      Total of 1(a) and 1(b)                                                      (1,720,852)       (7,577,610)       (11,763,990)

2.    COMBINED FIXED CHARGES

      a)    Total interest expense                                                   376,828           119,226            925,240

      b)    Portion of rental expense representative of the interest factor (1)       15,032           148,025            199,480

      c)    Dividends on Class A Convertible 8% Cumulative preferred stock                 -         1,349,934          1,630,729
                                                                                 --------------------------------------------------

      Total 2(a) through 2(c)                                                        391,860         1,617,185          2,755,449
                                                                                 --------------------------------------------------

3.    RATIO OF EARNINGS TO COMBINED FIXED CHARGES                                      (4.39)            (4.69)             (4.27)
                                                                                 ==================================================

4.    DEFICIENCY RELATED TO LESS THAN ONE-TO-ONE COVERAGE                          2,112,712         9,194,795         14,519,439
                                                                                 ==================================================

(1) We consider one-third of total rental expense to represent return on capital.